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                                                                   EXHIBIT 23(e)



                      CONSENT OF GERRISH & MCCREARY, P.C.



     We consent to the references to our firm in the S-4 Registration Statement of First United Bancshares, Inc. in connection with the issuance of its common stock to acquire City Bank & Trust of Shreveport.


Memphis, Tennessee                              GERRISH & MCCREARY, P.C.
October 30, 1997

                                                /s/  Gerrish & McCreary, P.C.
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